Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600 * Tampa, FL 33607 * (813) 283-7000 * (813) 283-7001

Checkers®/Rally’s® Extends Motor Sports Relationship

Double Drive-Thru Chain Renews Indy 500®, Brickyard 400® Sponsorships

TAMPA, FL – February 1, 2005 – Checkers Drive-In Restaurants, Inc. (NASDAQ: CHKR), the nation’s largest double drive-thru chain, today announced that it has extended its category-exclusive sponsorship of the Indianapolis 500® and NASCAR’s® Brickyard 400® with the Indianapolis Motor Speedway (IMS) through the 2009 race season.

“In 2003 and 2004, we have enjoyed our greatest brand awareness in Company history and have recorded above-industry-average comp sales results. This success is due to our training and operational initiatives, and our award-winning ad campaigns including our motor sports sponsorships,” said Keith E. Sirois, President and CEO, Checkers Drive-In Restaurants, Inc. “We are pleased to announce our continuing strategic partnership with the Indianapolis Motor Speedway.”

Through its IMS sponsorship over the past two years, Checkers®/Rally’s® has offered consumers Brickyard 400 branded combo meals, collectible cups and exciting national sweepstakes. The Company integrated the sponsorship into motorsports-themed training and incentive programs for its employees and franchisees. Checkers/Rally’s also leveraged its IMS relationship to raise more than $100,000 for Cure Autism Now.

In addition, the Company hosted its 2004 Annual Convention in Indianapolis during Brickyard 400 week, offering more than 500 of Checkers/Rally’s franchisees, employees and vendor partners a week of convention and racing excitement.

“We are very pleased that Checkers/Rally’s has chosen to continue to be a part of the traditions that surround the Indianapolis 500 and the Brickyard 400,” said Joie Chitwood, President and COO of the Indianapolis Motor Speedway. “Checkers and Rally’s, with its brand position of double drive-thru speed, has become a part of our Speedway family, and we look forward to years of exciting racing with them.”

Checkers/Rally’s renewed agreement with IMS includes high profile signage in the Speedway, international radio exposure through the IMS Radio Network, hospitality opportunities, branded promotion and sweepstakes rights, restaurants at the track and more.

“The Indy 500 and NASCAR’s Brickyard 400 draw a national audience, and that footprint has enabled us to develop exciting promotions that resonate with race fans across the country,” said Richard S. Turer, Vice President of Marketing, Checkers Drive-In Restaurants, Inc. “Racing is the fastest growing sport in the country, and its core brand values of speed, leadership, winning and teamwork match our brand perfectly – we’re all about making cars move fast through our drive thrus. We’re excited to continue this partnership with IMS in the years ahead.”

The multi-year sponsorship is contracted through Checkers/Rally’s National Production Fund, Inc.

About Checkers Drive-In Restaurants, Inc.

Checkers Drive-In Restaurants, Inc. (http://www.checkers.com/) is the largest double drive-thru restaurant chain in the United States. The Company develops, produces, owns, operates and franchises quick service “double drive- thru” restaurants.

About the Indianapolis Motor Speedway

The Indianapolis Motor Speedway was built in 1909 and is the international leader in motorsports entertainment. Home since 1911 to the Indianapolis 500, the world’s largest single day sporting event, the Speedway also hosts the Brickyard 400 NASCAR NEXTEL Cup race and the United States Grand Prix Formula One race. The Speedway property includes the Hall of Fame Museum, the Brickyard Crossing 18-hole championship golf course and the Brickyard Crossing Inn.

Except for historical information, this announcement contains “forward-looking” and “Safe Harbor” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. These forward-looking and Safe Harbor statements reflect management’s expectations based upon currently available information and data; however, actual results are subject to future events and uncertainties, which could cause actual results to materially differ from those projected in these statements.

Further information regarding factors that could affect the company’s financial and other results is included in the company’s Forms 10Q and 10K, filed with the Securities and Exchange Commission.

Contact:

Kim Francis
MARC Public Relations
(412) 562-1186
kfrancis@marcusa.com

PHOTO CAPTION: Checkers and Rally’s will continue to use motorsports to drive sales and awareness. This is one of six restaurants located at the world-famous Indianapolis Motor Speedway.

Checkers
BURGERS • FRIES • COLAS
Rally's
BURGERS • FRIES • COLAS